UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

THE SINGING MACHINE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (954) 596-1000

Copies to:
Gary Atkinson
Interim CEO
6601 Lyons Road, Bldg. A-7
Coconut Creek, FL 33073
954-596-1000 (phone)
954-596-2000 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 8, 2010 the Company received a letter dated June 2, 2010 from DBS Bank (Hong Kong) Limited (“DBS”) notifying the Company’s wholly owned subsidiary SMC (Comercial Offshore De Macau) Limitada (“SMC Macau”) of DBS’ intention to terminate its three-party Banking Facility agreement with the Company.  On August 28, 2008, the Company executed a Banking Facility Agreement between it’s wholly owned subsidiary SMC (Comercial Offshore De Macau) Limitada, DBS Bank (Hong Kong) Limited and Branch Banking and Trust Company (“BB&T”).  The Banking Facility agreement had provided the Company with up to $13.0 million in of credit facilities, including factoring and a letter of credit facility.  BB&T will continue to collect the Company’s accounts receivables until all outstanding short term loans provided under the Banking Facility agreement to DBS have been repaid.

Item 9.01 Financial Statements and Exhibits.

(a)  Exhibits.

Exhibit Number	Description
99.1	Letter of Notice to Withdrawal Credit Facilities, dated June 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE, COMPANY, INC.

Date: June 11, 2010	/s/ Gary Atkinson
Gary Atkinson
Interim Chief Executive Officer